Exhibit (a)(5)

                              SCUDDER ADVISOR FUNDS

Amended Establishment and Designation of series of Shares of Beneficial Interest
                           Dated as of April 29, 2005

         The undersigned, being the Trustees of Scudder Advisor Funds (the "Trust") on behalf of Mid Cap Growth Fund (the "Fund"), hereby certify that pursuant to Article III, Section 2 of the Trust's Declaration of Trust (the "Declaration of Trust"), dated July 21, 1986, as amended from time to time, the following votes were duly adopted by the majority of the Trustees of the Trust at a Board meeting held on April 29, 2005:

         RESOLVED, that, pursuant to the authority granted to the Trustees in the Amended and Restated Declaration of Trust of the Fund, the creation of a new Class of shares for the Fund designated "Class AARP Shares" be, and it hereby is, approved;


RESOLVED, that in accordance with Article III of the Declaration of Trust of
                 Scudder Advisors Fund (the "Trust"), the following series of Scudder Advisors Fund previously established and designated continues on or about April 29, 2005:
                  Cash Management Fund Investment
                  Tax Free Money Fund Investment
                  NY Tax Free Money Fund Investment
                  Treasury Money Fund Investment
                  Scudder International Equity Fund
                           Investment Class
                           Class A
                           Class B
                           Class C
                  Scudder Mid Cap Growth Fund
                           Investment Class
                           Institutional Class
                           Class A
                           Class B
                           Class C
                           Class R
                           Class S
                  Scudder Lifecycle Mid Range Fund Investment
                  Scudder Lifecycle Short Range Fund Investment



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                 Scudder Small Cap Growth Fund
                           Institutional Class
                           Investment Class
                           Class A
                           Class B
                           Class C
                           Class R
                           Class S
                           AARP Class
                  Scudder Limited Duration Plus Fund
                           Investment Class
                           Class A
                           Class C shares


RESOLVED, that in accordance with Article III of the Declaration of Trust of the Trust, the following Class of the Trust are hereby established and designated on or about April 29, 2005:

                  Scudder Mid Cap Growth Fund

                          AARP Class

and have the following special and relative rights:

         1. Each Fund is authorized to hold cash, investment securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, and/or the Investment Company Act of 1940, each as amended; to the extent pertaining to the offering of Shares of each Fund (of Class thereof). Each Share of a Fund (or Class thereof) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund (or Class thereof) shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund (or allocated or belonging to the class thereof), and shall be entitled to receive its pro rata share of the net assets of the Fund (or Class thereof) upon liquidation of the Fund (or Class thereof), all as provided in Sections 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund (or Class thereof), together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund (or allocated to the class thereof), unless otherwise required by law.

         2. An unlimited number of Shares of each Class established herein shall be authorized for issuance, Shares of such Classes to be issued for such consideration and with such rights, features, privileges and qualifications as are set forth from time to time in the respective prospectus describing the Shares of each Class, as each such prospectus may be amended or supplemented from time to time, and that such Shares, when issued


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for consideration described in the respective prospectus, shall be validly issued, fully paid and non-assessable by the Trust.

         3. Shareholders of each Fund (or Class thereof) shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund (or Class thereof) as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated among the Funds (or class thereof) as set forth in Section 6.9 of the Declaration of Trust.

         5. The following liabilities, expenses, costs, charges and reserves shall be specifically allocated and charged to the respective Class of a Fund incurring such liabilities, expenses, costs, charges or reserve: shareholder servicing fees, state securities registration fees, expenses of shareholder meetings relating to matters to be acted upon exclusively by one or more specified Classes, and other expenses if, as determined by the Treasurer or any Assistant Treasurer, such expenses are actually incurred in a different amount by that Class, or if the class receives services of a different kind or to a different degree than other classes, provided however, that no liabilities, expenses, costs, charges or reserves shall be allocated and charged to any particular class of a Fund if such allocation and charge would cause the Fund to fail to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or adversely affects its right to claim a dividend paid deduction thereunder; and

         6. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund (or class thereof) created previously or now or hereafter created, or otherwise change the special and relative rights of any Fund (or Class thereof).

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         IN WITNESS WHEROF, the undersigned have signed this instrument as of the date above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


/s/Richard R. Burt                          /s/Graham E. Jones, as Trustee
-------------------------                   -------------------------
Richard R. Burt, as Trustee                 Graham E. Jones, as Trustee

/s/S. Leland Dill                           /s/Rebecca W. Rimel
-------------------------                   -------------------------
S. Leland Dill, as Trustee                  Rebecca W. Rimel, as Trustee

/s/Martin J. Gruber                         /s/Philip Saunders, Jr.
-------------------------                   -------------------------
Martin J. Gruber, as Trustee                Philip Saunders, Jr., as Trustee

/s/Joseph Hardiman                          William N. Searcy, as Trustee
-------------------------                   -------------------------
Joseph Hardiman, as Trustee                 William N. Searcy, as Trustee

/s/Richard J. Herring
-------------------------                   -------------------------
Richard J. Herring, as Trustee              William Shiebler, as Trustee